Morgan Stanley Institutional Fund Trust - Core
Fixed Income Portfolio
Item 77O- Transactions effected pursuant to Rule 10f-3

Securities Purchased:	 ACE INA Holdings Inc.
Purchase/Trade Date:	  05/21/2014
Offering Price of Shares: $99.850
Total Amount of Offering: $700,000,000
Amount Purchased by Fund: $100,000
Percentage of Offering Purchased by Fund:
0.014
Percentage of Fund's Total Assets: 0.67
Brokers:  Goldman Sachs & Co., J.P. Morgan,
ANZ Securities, Mitsubishi UFJ Securities,
Citigroup, Deutsche Bank Securities, Wells
Fargo Securities, Barclays, Bofa Merrill Lynch,
HSBC, ING, Lloyds Securities, RBS, BNY
Mellon Capital Markets, LLC, Morgan Stanley,
RBC Capital Markets, Standard Chartered Bank
Purchased from: JP Morgan
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Johnson Controls Inc.
Purchase/Trade Date:	  06/10/2014
Offering Price of Shares: $99.948
Total Amount of Offering: $500,000,000
Amount Purchased by Fund: $50,000
Percentage of Offering Purchased by Fund:
0.010
Percentage of Fund's Total Assets: 0.33
Brokers:  Bofa Merrill Lynch, Barclays,
Citigroup, Goldman Sachs & Co., Wells Fargo
Securities, ING, TD Securities, JP Morgan,
Mitsubishi UFJ Securities, US Bancorp, Banca
IMI, Danske Markets Inc., Standard Chartered
Bank, Commerzbank, Morgan Stanley, Credit
Agricole CIB, RBS, UniCredit Capital Markets
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous
operations*: YES
Percent of offering purchased by Fund and all
other accounts advised by the adviser is less
than 25%: YES
The underwriting commission, spread and profit
is reasonable and fair compared to the
underwritings of similar securities: YES
* Muni issuers must also have an investment
grade rating from at least one NRSRO; or if less
than three years of continuous operations, must
have one of the three highest rating categories
from at least one NRSRO.
Securities Purchased:	 Oracle Corporation
Purchase/Trade Date:	  06/30/2014
Offering Price of Shares: $99.773
Total Amount of Offering: $2,000,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.001
Percentage of Fund's Total Assets: 0.17
Brokers:  Bofa Merrill Lynch, J.P. Morgan,
Wells Fargo Securities, BNP Paribas, Citigroup,
Deutsche Bank Securities, RBS, Barclays,
Mizuho Securities, Mitsubishi UFJ Securities,
Credit Suisse, Morgan Stanley, Santander,
Standard Chartered Bank, HSBC, RBC Capital
Markets, SunTrust Robinson Humphrey
Purchased from: Merrill Lynch
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Bed Bath & Beyond Inc.
Purchase/Trade Date:	  07/14/2014
Offering Price of Shares: $99.998
Total Amount of Offering: $300,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.008
Percentage of Fund's Total Assets: 0.17
Brokers:  JP Morgan, Morgan Stanley, Wells
Fargo Securities, Goldman Sachs & Co., RBC
Capital Markets, Santander
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.





Securities Purchased:	 Ebay Inc.
Purchase/Trade Date:	  07/23/2014
Offering Price of Shares: $99.779
Total Amount of Offering: $750,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.003
Percentage of Fund's Total Assets: 0.17
Brokers:  Citigroup, JP Morgan, Morgan
Stanley, Wells Fargo Securities, Barclays,
MUFG, BNP Paribas, RBC Capital Markets,
BNY Mellon Capital Markets LLC, RBS, Credit
Suisse, Standard Chartered Bank, HSBC, The
Williams Capital Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Continental Airlines Inc.
Purchase/Trade Date:	  07/28/2014
Offering Price of Shares: $100.000
Total Amount of Offering: $823,071,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.003
Percentage of Fund's Total Assets: 0.17
Brokers:  Credit Suisse, Morgan Stanley,
Deutsche Bank Securities, Goldman Sachs &
Co., Citigroup Global Markets, Barclays, BNP
Paribas, Credit Agricole Securities
Purchased from:  Credit Suisse
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.






Securities Purchased:	 Tyson Foods Inc.
Purchase/Trade Date:	  08/05/2014
Offering Price of Shares: $99.696
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $15,000
Percentage of Offering Purchased by Fund:
0.001
Percentage of Fund's Total Assets: 0.10
Brokers:  Morgan Stanley, JP Morgan, HSBC,
Mizuho Securities, Rabo Securities, US
Bancorp, Credit Agricole CIB, RBC Capital
Markets, MUFG
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.

Securities Purchased:	 Synchrony Financial
Purchase/Trade Date:	  08/06/2014
Offering Price of Shares: $99.806
Total Amount of Offering: $1,250,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.002
Percentage of Fund's Total Assets: 0.17
Brokers:  Barclays, Bofa Merrill Lynch,
Citigroup, Credit Suisse, Deutsche Bank
Securities, Goldman Sachs & Co., JP Morgan,
Morgan Stanley, BNP Paribas, RBS, HSBC,
Santander, Mizuho Securities, SMBC Nikko,
MUFG, RBC Capital Markets, Societe
Generale, Banca IMI, Commerzbank, Loop
Capital Markets, BBVA, Credit Agricole CIB,
Mishcler Financial Group, Inc., Blaylock Beal
Van LLC, Fifth Third Securities, Ramirez &
Co., Inc., Castle-Oak Securities, L.P., ING,
Lebenthal Capital Markets, The Williams
Capital Group, L.P.
Purchased from:  JP Morgan Securities
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.


Securities Purchased:	 Ensco PLC
Purchase/Trade Date:	  09/24/2014
Offering Price of Shares: $99.560
Total Amount of Offering: $625,000,000
Amount Purchased by Fund: $25,000
Percentage of Offering Purchased by Fund:
0.004
Percentage of Fund's Total Assets: 0.17
Brokers:  Citigroup, Deutsche Bank Securities,
Bofa Merrill Lynch, DNB Markets, Goldman
Sachs & Co. HSBC, Wells Fargo Securities,
BNP Paribas, MUFG, Mizuho Securities,
Standard Chartered Bank, Morgan Stanley,
ANZ Securities, Credit Suisse
Purchased from:  Citibank SGP
Firm Commitment Underwriting: YES
Issuer has over three years of continuous operations*: YES
Percent of offering purchased by Fund and all other accounts advised by the adviser is less than 25%: YES
The underwriting commission, spread and profit is reasonable and fair compared to the underwritings of similar securities: YES
* Muni issuers must also have an investment grade rating from at least one NRSRO; or if less than three years of continuous operations, must have one of the three highest rating categories from at least one NRSRO.